Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 3, 2010, relating to the financial statements and financial statement schedule of Wendy’s/Arby’s Group, Inc., and the effectiveness of Wendy’s/Arby’s Group, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Wendy’s/Arby’s Group, Inc. for the year ended January 3, 2010.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
May 26, 2010